Exhibit 99
News Release
[LOGO]	First Midwest Bancorp, Inc.	First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE	CONTACT:	Donald J. Swistowicz (630) 875-7460 James M. Roolf (630) 875-7463
TRADED: SYMBOL:	Nasdaq FMBI
FIRST MIDWEST REPORTS RECORD QUARTER AND FULL YEAR RESULTS: 4TH QUARTER UP 13.2% - FULL YEAR 2001 UP 11.6%
4TH QUARTER 2001 HIGHLIGHTS:

o	Record EPS of $.43 vs. $.38 Last Year
o	Record ROAA of 1.47% vs. 1.31% Last Year
o	Net Interest Margin of 4.33% vs. 3.61% Last Year
o	Efficiency Ratio of 48.1% vs. 51.8% Last Year
o	Nonperforming Loans Down 21% Linked-Quarter
o	Stock Split 5-for-4; Dividend Increased

ITASCA, IL, JANUARY 17, 2002 - First Midwest Bancorp, Inc. (Nasdaq: FMBI) today reported net income for the fourth quarter ended December 31, 2001 increased to a record $21.3 million, or $.43 per diluted share, as compared to 2000's like quarter of $19.4 million, or $.38 per diluted share, representing an increase of 13.2% on a diluted share basis. Performance for the current quarter resulted in record annualized return on average assets of 1.47% as compared to 1.31% for the like quarter of 2000 and annualized return on average equity of 18.2% as compared to 18.3% for the 2000 quarter. (All share and per share data in this release have been adjusted to reflect the 5-for-4 stock split paid on December 14, 2001.)

For the year 2001, net income likewise increased to a record $82.1 million, or $1.63 per diluted share, as compared to 2000's $75.5 million, or $1.46 per diluted share, representing an increase of 11.6% on a diluted share basis. Performance for the year 2001 also resulted in record return on average assets of 1.43% as compared to 1.30% for 2000 and return on average equity of 17.9% as compared to 2000's 19.2%.

Cash basis diluted earnings (which excludes amortization of goodwill and core deposit intangibles resulting from acquisitions) increased to $.45 per share for fourth quarter 2001 as compared to 2000's $.39 per share, representing an increase of 15.4%. For the year 2001, cash basis diluted earnings increased to $1.68 per share as compared to $1.52 per share for the prior year, representing an increase of 10.5%. On a cash basis, the annualized return on average assets (which excludes from average assets goodwill and core deposit intangibles) was 1.52% for fourth quarter 2001 as compared to 2000's 1.36%, while annualized return on average equity for fourth quarter 2001 was 18.8% as compared to 2000's 18.9%. For the year 2001, cash basis return on average assets increased to 1.48% as compared to 1.35% for 2000 and return on average equity of 18.5% compared to 19.9% for the 2000 period.

The lower return on average equity for 2001, and to a lesser extent for fourth quarter 2001, is attributable to fluctuations in average stockholders' equity resulting from unrealized security gains occurring in 2001 as compared to losses that occurred in 2000. For fourth quarter and year 2001 average net unrealized security gains added approximately $49 and $51 million, respectively, to average stockholders' equity as compared to the like 2000 periods.

Loan and Deposit Growth

Total loans at December 31, 2001 were 4.3% higher than the prior year-end level with all loan categories except 1-4 family real estate experiencing growth. Total average loans for the year 2001 increased 5.5% over 2000, while on a linked-quarter basis total average loans for the fourth quarter 2001 were essentially flat. During the fourth quarter 2001, softness was experienced in commercial, 1-4 family real estate and indirect consumer loans reflective of a combination of the slowing economy and an intensified focus on sound underwriting and profitable pricing.

Total average deposits for the year 2001 increased by 1.3% over 2000 and were essentially unchanged on a linked-quarter basis. As planned, average higher-cost wholesale funds continued to decline during the fourth quarter 2001, on both a year-to-year and linked-quarter basis, with average wholesale funds decreasing by approximately $174 million or 14% for the year 2001. Even as wholesale funding declined significantly, core deposit growth coupled with liquidity provided by the securities portfolio was more than sufficient to satisfy the quarter's loan funding needs.

Continued Strong Net Interest Margin

Driven by profitable loan growth, continued Fed interest rate reductions and a significantly reduced reliance on wholesale funding, net interest margin for fourth quarter 2001 improved to 4.33%, a 72 basis point improvement over the 3.61% for 2000's like quarter. The 4.33% earned in the fourth quarter represented both the fourth consecutive quarterly improvement in this key ratio and the highest quarterly level achieved since second quarter 1999. For the year 2001, the net interest margin was 4.10% as compared to 3.76% for 2000.

Noninterest Income and Expense

Total noninterest income for fourth quarter 2001 grew by 4.6% over 2000's like quarter while the year 2001 grew by 9.0% over 2000. The improvement for both the fourth quarter and year was realized primarily in the categories of service charges on deposit accounts and other commissions and fees. Although market sensitive trust and investment management fees were essentially unchanged for the full year, the approximate 10% decrease in fourth quarter 2001 was primarily attributable to the significant drop in equity prices as compared to 2000's like quarter.

Total noninterest expenses for fourth quarter 2001 increased by 4.6% over 2000's like quarter while actually decreasing by approximately 1% on a linked-quarter basis. For the year 2001 total noninterest expenses were up a very modest 1% over 2000, attesting to stringent cost control management.

The combination of top line revenue growth and stringent cost control resulted in efficiency ratios of 48.1% for the fourth quarter 2001 and 49.7% for the full year, both representing record levels of performance and the first ever sub-50% achieved in this important ratio for a full year.

Credit Quality

Consistent with both the continued weakness in the overall economy and an aggressive problem loan identification and charge-off strategy, net loan charge-offs increased in fourth quarter and full year 2001 to .73% and .49% of average loans, respectively. Provisions for loan losses more than covered charge-offs (by some $2.7 million for the year 2001) resulting in an increase in the ratio of the reserve for loan losses to total loans at year-end 2001 to 1.42% as compared to 1.38% at September 30, 2001 and 1.39% at year-end 2000. As a consequence of the problem loan identification and charge-off strategy, nonperforming loan levels declined meaningfully at year-end 2001 to .50% of loans while the reserve for loan losses at year-end represented 283% of nonperforming loans, both of these important ratios being the best achieved since year-end 1997. (Informationally, the Company has no energy sector, syndicated or foreign loan exposure.)

Capital Management

The Company continued to repurchase its common stock during fourth quarter 2001 with approximately 468,000 shares being repurchased at an average price of approximately $26.76 per share. During 2001 approximately 2.6 million shares were repurchased at an average price of $24.80 per share. At December 31, 2001 approximately 2 million shares remained under the current 3.1 million share authorization of August 15, 2001. All share repurchases during 2001 were effected from general operating funds and at year-end the Company continued to have no short or long term debt.

As of December 31, 2001 First Midwest's Total Risk Based Capital and Tier 1 Risk Based Capital ratios were 11.08% and 9.96%, respectively, compared with the minimum "well capitalized" levels for regulatory purposes of 10% and 6%, respectively.

First Midwest's Tier 1 Leverage Ratio as of such date was 7.43% and exceeded the regulatory minimum range of 3% - 5% required to be considered a "well capitalized" institution. As of year-end 2001, First Midwest had capital of approximately $46.1 million in excess of the most restrictive regulatory minimum capital level to be considered a "well capitalized" institution.

Stock Split & Dividend Increase

On November 15, 2001, the Company declared a 5-for-4 stock split and increased the quarterly cash dividend on a post-split basis to $0.17 per share. This split represented the fifth in the Company's nineteen year history while the cash dividend increase represented the tenth in the last nine years and the seventy-sixth consecutive quarterly distribution since the Company's formation in 1983.

First Midwest's annual total return (assuming the reinvestment of dividends) to shareholders since the inception of the Company in 1983 has been 18.4%. Further, the Company's annual total returns for the past five and ten year periods was 13.1% and 17.4%, respectively, and compares favorably to the S&P500 Index's total returns of 10.7% and 12.9%, respectively, for the same periods.

2002

The year 2002 likely will prove to be no less challenging than was 2001 with its significant economic uncertainties continuing and the consequences of September 11 still evolving. In view of the operating performance and balance sheet conditions discussed above, the Company, nonetheless, is guardedly optimistic about its 2002 prospects. As such, it is not currently uncomfortable with the implied approximate 11% growth in 2002 diluted earnings per share implicit in the current analysts' consensus 2002 estimate. This guidance is qualified by existent economic uncertainties and related factors as well as by currently unknown factors that could arise as 2002 unfolds.

* * * *

With assets of approximately $5.7 billion, First Midwest is the largest independent and one of the overall largest banking companies in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago banking company, First Midwest provides commercial banking, trust, investment management and related financial services to a broad array of customers through 69 offices located in more than 40 communities primarily in northern Illinois.

Safe Harbor Statement

Statements made in this Press Release which are not purely historical are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and business of First Midwest, including, without limitation, (i) loan and deposit growth, net interest income and margin, wholesale funding sources, provision and reserve for loan losses, nonperforming loan levels and net charge-offs, noninterest income and expenses, and diluted earnings per share growth rates for 2001, and (ii) statements preceded by, followed by or that include the words "may", "would", "could", "should", "expects", "projects", "anticipates", "believes", "estimates", "plans", "intends", "targets" or similar expressions.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond First Midwest's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, in addition to those contained in First Midwest's reports on file with the Securities and Exchange Commission: general economic or industry conditions, nationally and/or in the communities in which First Midwest conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, deposit flows, cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of First Midwest's loan and investment portfolios, changes in accounting principals, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting First Midwest's operations, products, services and prices.

Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. First Midwest does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Accompanying Financial Statements and Tables
Accompanying this press release is the following unaudited financial information:

o Operating Highlights, Balance Sheet Highlights and Common Stock Data (1 page)

o Condensed Consolidated Statements of Condition (1 page)

o Condensed Consolidated Statements of Income (1 page)

o Selected Quarterly Data and Asset Quality (1 page)

Press Release and Additional Information Available on Website

This press release, the accompanying financial statements and tables and certain additional unaudited selected financial information (totalling 3 pages) are available through the "Investor Relations" section of First Midwest's website at www.firstmidwest.com.

First Midwest Bancorp, Inc.	Press Release Dated January 17, 2002

Operating Highlights			Quarters Ended		Years Ended
Unaudited			December 31,		December 31,
($s in thousands except per share data)	2001		2000		2001		2000

Net income	$21,274		$19,435		$82,138		$75,540
Diluted earnings per share	$0.43		$0.38		$1.63		$1.46
Return on average equity	18.24%		18.25%		17.89%		19.17%
Return on average assets	1.47%		1.31%		1.43%		1.30%
Net interest margin	4.33%		3.61%		4.10%		3.76%
Efficiency ratio	48.08%		51.77%		49.65%		53.09%

Balance Sheet Highlights
Unaudited
(Amounts in thousands except per share data)					Dec. 31, 2001		Dec. 31, 2000
Total assets					$5,667,919		$5,906,484
Total loans					3,372,306		3,233,196
Total deposits					4,193,921		4,252,205
Stockholder's equity					447,267		446,723
Book value per share					$9.18		$8.75
Period end shares outstanding					48,725		51,082

Common Stock Data	Quarters Ended				Years Ended
Unaudited	December 31,				December 31,
	2001		2000		2001		2000
Market Price, Quarters Ended:
Quarter End	$29.19		$23.00		$29.19		$23.00
High	$29.81		$23.40		$29.81		$23.40
Low	$24.54		$17.60		$20.65		$16.80

Period end price to book value	3.2	x	2.6	x	3.2	x	2.6	x
Period end price to 2001 earnings	17.9	x	N/A		17.9	x	N/A
Dividends declared per share	$0.17		$0.16		$0.65		$0.59

All share and per share data has been adjusted to reflect the 5-for-4 stock split paid in December 2001.

First Midwest Bancorp, Inc.	Press Release Dated January 17, 2002

Condensed Consolidated Statements of Condition
Unaudited	December 31,
($s in thousands)	2001	2000
Assets
Cash and due from banks	$155,822	$166,423
Funds sold and other short-term investments	19,574	23,508
Securities available for sale	1,771,607	2,130,148
Securities held to maturity, at amortized cost	89,227	84,797
Loans	3,372,306	3,233,196
Reserve for loan losses	(47,745)	(45,093)
Net loans	3,324,561	3,188,103
Premises, furniture and equipment	77,172	81,840
Investment in corporate owned life insurance	135,280	126,860
Accrued interest receivable and other assets	94,676	104,805
Total assets	$5,667,919	$5,906,484
Liabilities and Stockholders' Equity
Deposits	$4,193,921	$4,252,205
Borrowed funds	971,851	1,145,872
Accrued interest payable and other liabilities	54,880	61,684
Total liabilities	5,220,652	5,459,761
Common stock	569	569
Additional paid-in capital	74,961	78,155
Retained earnings	537,600	487,878
Accumulated other comprehensive income (loss)	5,265	(7,039)
Treasury stock, at cost	(171,128)	(112,840)
Total stockholders' equity	447,267	446,723
Total liabilities and stockholders' equity	$5,667,919	$5,906,484

All share and per share data has been adjusted to reflect the 5-for-4 stock split paid in December 2001.
First Midwest Bancorp, Inc.	Press Release Dated January 17, 2002

Condensed Consolidated Statements of Income	Quarters Ended		Years Ended
Unaudited	December 31,		December 31,
($s in thousands except per share data)	2001	2000	2001	2000
Interest Income
Loans	$61,407	$73,336	$265,191	$278,907
Securities	26,388	34,708	119,009	141,086
Other	269	211	1,018	1,524
Total interest income	88,064	108,255	385,218	421,517
Interest Expense
Deposits	26,384	43,689	134,497	155,887
Borrowed funds	7,832	18,575	46,341	76,019
Total interest expense	34,216	62,264	180,838	231,906
Net interest income	53,848	45,991	204,380	189,611
Provision for Loan Losses	6,313	1,995	19,084	9,094
Net interest income after provision for loan losses	47,535	43,996	185,296	180,517
Noninterest Income
Service charges on deposit accounts	6,505	5,361	24,148	21,341
Trust and investment management fees	2,535	2,836	10,445	10,671
Other service charges, commissions, and fees	4,652	4,521	18,471	16,282
Corporate owned life insurance income	1,968	2,146	8,190	6,517
Securities gains, net	33	184	790	1,238
Other	1,740	1,620	6,822	7,149
Total noninterest income	17,433	16,668	68,866	63,198
Noninterest Expense
Salaries and employee benefits	19,726	18,256	76,780	75,707
Occupancy expenses	2,961	3,458	14,353	13,635
Equipment expenses	1,929	1,859	7,644	7,900
Technology and related costs	2,493	2,597	10,186	10,894
Other	9,551	8,877	36,393	36,280
Total noninterest expense	36,660	35,047	145,356	144,416
Income before taxes	28,308	25,617	108,806	99,299
Income tax expense	7,034	6,182	26,668	23,759
Net Income	$21,274	$19,435	$82,138	$75,540
Diluted Earnings Per Share	$0.43	$0.38	$1.63	$1.46
Cash Basis Diluted Earnings Per Share	$0.45	$0.39	$1.68	$1.52
Dividends Declared Per Share	$0.17	$0.16	$0.65	$0.59
Weighted Average Diluted Shares Outstanding	49,233	51,399	50,401	51,604

All share and per share data has been adjusted to reflect the 5-for-4 stock split paid in December 2001.
First Midwest Bancorp, Inc.		Press Release Dated January 17, 2002

Selected Quarterly Data
Unaudited	Years Ended			Quarters Ended
(Amounts in thousands except per share data)	12/31/01	12/31/00	12/31/01	9/30/01	6/30/01	3/31/01	12/31/00
Net interest income	$204,380	$189,611	$53,848	$53,279	$50,365	$46,888	$45,991
Provision for loan losses	19,084	9,094	6,313	5,248	4,065	3,458	1,995
Noninterest income	68,866	63,198	17,433	17,238	17,269	16,926	16,668
Noninterest expense	145,356	144,416	36,660	36,884	36,719	35,093	35,047
Net income	82,138	75,540	21,274	21,249	20,291	19,324	19,435
Diluted earnings per share	$1.63	$1.46	$0.43	$0.42	$0.40	$0.38	$0.38
Return on average equity	17.89%	19.17%	18.24%	18.57%	17.65%	17.06%	18.25%
Return on average assets	1.43%	1.30%	1.47%	1.47%	1.41%	1.36%	1.31%
Net interest margin	4.10%	3.76%	4.33%	4.27%	4.04%	3.77%	3.61%
Efficiency ratio	49.65%	53.09%	48.08%	48.92%	50.46%	51.35%	51.77%

Period end shares outstanding	48,725	51,082	48,725	49,109	49,917	50,907	51,082
Book value per share	$9.18	$8.75	$9.18	$9.31	$9.03	$9.14	$8.75
Dividends declared per share	$0.65	$0.59	$0.17	$0.16	$0.16	$0.16	$0.16

Cash basis net income(1)	$84,788	$78,233	$21,923	$21,898	$20,977	$19,990	$20,108
Cash basis diluted earnings per share	$1.68	$1.52	$0.45	$0.44	$0.41	$0.39	$0.39
Return on average equity - cash basis	18.46%	19.85%	18.80%	19.14%	18.25%	17.65%	18.88%
Return on average assets - cash basis	1.48%	1.35%	1.52%	1.52%	1.47%	1.41%	1.36%

(1) Excludes amortization of goodwill, core deposit premiums, and other intangibles, net of tax.

Asset Quality
Unaudited	Years Ended			Quarters Ended
($s in thousands)	12/31/01	12/31/00	12/31/01	9/30/01	6/30/01	3/31/01	12/31/00
Nonperforming loans	$16,847	$19,849	$16,847	$21,425	$20,518	$22,453	$19,849
Foreclosed real estate	3,630	1,337	3,630	3,651	2,425	1,246	1,337
Loans past due 90 days and still accruing	5,783	7,045	5,783	6,117	5,187	5,339	7,045
Nonperforming loans to loans	0.50%	0.61%	0.50%	0.62%	0.61%	0.68%	0.61%
Nonperforming assets to loans
Plus foreclosed real estate	0.61%	0.65%	0.61%	0.73%	0.68%	0.72%	0.65%
Reserve for loan losses to loans	1.42%	1.39%	1.42%	1.38%	1.38%	1.39%	1.39%
Reserve for loan losses to nonperforming loans	283%	227%	283%	223%	228%	202%	227%
Provision for loan losses	$19,084	$9,094	$6,313	$5,248	$4,065	$3,458	$1,995
Net loan charge-offs	16,432	6,646	6,313	4,208	2,781	3,130	1,951
Net loan charge-offs to average loans	0.49%	0.21%	0.73%	0.49%	0.34%	0.39%	0.23%

All share and per share data has been adjusted to reflect the 5-for-4 stock split paid in December 2001.